INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-27452 and 333-05199 of Southwestern Public Service Company on Form S-8 of our report dated November 15, 1996, appearing in this Annual Report on Form 11-K of Southwestern Public Service Company Employee Investment Plan and Trust for the year ended August 31, 1996.


DELOITTE & TOUCHE LLP


Dallas, Texas
January 21, 1997